UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
BIOGEN IDEC INC.
(Name of Registrant as Specified In Its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Evan Beckman, M.D. SVP, Immunology R&D Immunology Pipeline

Safe Harbor Statement This presentation contains forward-looking statements about: the sales potential of baminercept alfa (LTbR-Ig) in rheumatoid arthritis the sales potential of RITUXAN(r) (rituximab) in lupus the sales potential of TYSABRI(r) (natalizumab) in Crohn's disease the anticipated development and timing of programs in our clinical pipeline our expected filings with regulatory agencies In addition, in the course of the presentation, we may provide additional information of a forward-looking nature. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, the consequences of nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our quarterly reports on Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Proxy Communication Statement Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the "SEC"). The proxy statements and other reports, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company's 2008 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company's proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.

Immunology at Biogen Idec Experience Veteran team of immunology discovery researchers with record of generating product development candidates (LTbR-Ig, anti-CD40L PEG-Fab, BR3-Fc, anti-BR3 mAb, LFA3-Fc, anti- CD20 mAb, anti-CD23 mAb) BIIB products approved worldwide in a wide range of indications including rheumatoid arthritis, psoriasis and MS - experienced development team With additional development experience in Lupus, Crohn's disease Diseases have predictive clinical endpoints Broad application across a range of diseases / markets Lifecycle opportunities

Immunology Autoimmune RA, SLE, MS, IBD Inflammatory Diseases COPD, Asthma, Atherosclerosis, Metabolic syndrome Infectious Disease Hepatitis Organ Protection Stroke, MI Oncology NHL, CLL, solid tumor Opportunities for Life Cycle Management

Immunology Strategy

Disease	Lupus	Scleroderma	Neuro-degenerative	RA	Asthma	IBD	Transplant	Psoriasis
Unmet Need	+ + +	+ + +	+++	+ +	+ +	+ +	+ +	+
Immune Targets								
T Cells	√	√	√	√	√	√	√	√
Adhesion/ Migration	√	√	√	√	√	√	√	√
B Cells	√	√	√	√	√		√	
Monocytes/ Dendritic Cells	√		√	√		√	√	√
Cytokines/ Chemokines	√	√	√	√	√	√		
Eosinophils/ Mast Cells					√			

Page 6 February 26, 2008

B Cell Modulation RITUXAN hu Anti-CD20 LTßR-Ig Anti-CD40L Cytokines Chemokines AVONEX(r) LTßR-Ig Anti-TWEAK Tolerance Anti-CD40L Cell Trafficking TYSABRI LTßR-Ig Mechanisms of Interest We have chosen to focus on certain key areas of biology

Biogen Idec Immunology Pipeline Stage Phase 3 Phase 2 SLE - Phase 2/3 LN - Ph 3 TNF-IR - Marketed DMARD-IR - Ph3 Phase 1 Market RITUXAN Ocrelizumab (2nd gen. CD20 MAb) Phase 2 Phase 3 Pre-Clinical LTbR-Ig (baminercept alfa) RITUXAN Indication Rheumatoid arthritis Rheumatoid arthritis Lupus - SLE & Lupus Nephritis Rheumatoid arthritis TYSABRI Marketed - US Crohn's disease Marketed - Germany FUMADERM Psoriasis Anti-CD40L Preclinical Lupus Anti-TWEAK Preclinical Rheumatoid arthritis Collaboration and Partnered Programs Internal and Licensed Programs

Rheumatoid Arthritis in the United States Chronic, progressive disease that results in disability and reduced quality and duration of life The RA biologics market is expected to reach $10B by 2015 Standard of care evolving toward using novel therapies earlier in disease for better outcomes The RA market place will become increasingly competitive Sources: Datamonitor, Decision Resources 0 200 400 600 800 1,000 1,200 1,400 1,600 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Patients (,000's) TNF IR DMARD IR 320K TNF Treated 210K TNF-IR 2006 DMARD IR 915K 1.5 M Mod/Severe Growth in Treated RA Mod/Severe Patients 2006 - 2015 2.8M RA Prevalence 2.1M RA Diagnosed • Prevalence per 100,000: 0.9% • Incidence per 100,000: 32.7

Strategic Opportunities for RA Biologics TNF-IR / DMARD-IR Early RA Combination therapy Oral small molecules Personalized approaches RITUXAN, LTbR-Ig, Anti- TWEAK Preclinical candidates Translational medicine

RITUXAN / B Cell Therapies for Rheumatoid Arthritis

RITUXAN Mechanism of Action ADCC = antibody-dependent cellular cytotoxicity. CDC = complement-dependent cytotoxicity. Macrophage, monocyte, or natural killer cell CDC Fc?RII, Fc?RIII Cell lysis CD20 CD20 Cell lysis MAC Complement activation (C1qC1rC1s) Apoptosis RITUXAN ADCC B cell

RITUXAN Clinical Development
Rheumatoid Arthritis

- RITUXAN approved in RA for anti-TNF IR patients – Q1 2006
- Phase III trials in DMARD-IR – met primary endpoint – Jan 2008

	DMARD – IR RA		Anti-TNF – IR RA	
Patient Population	Methotrexate Inadequate Responders	Methotrexate Naive	Anti-TNF Inadequate Responders	Anti-TNF Inadequate Responders
Phase Study # of patients	Phase III SERENE (n = 512)	Phase III IMAGE Radiographic Study (n = 750)	Phase III SUNRISE Controlled Re-treatment Study (n = 555)	Phase III REFLEX Study (n = 520)
Status	Initiated Q4-05 Completed enrollment Q4-06	Initiated Q1-06 Completed enrollment Q4-07	Initiated Q1-06 Completed enrollment Q4-06	1-year radiographic data added to label Jan 2008
Data Readout	Positive top line data announced Jan 2008	Top line data in H1-2009	Positive top line data announced Q4-07 earnings	June 2006 EULAR

Page 13 February 26, 2008

biogen idec

LTbR-Ig (baminercept alfa) A Soluble Lymphotoxin b Receptor for Rheumatoid Arthritis

LTβR-Ig (baminercept alfa; BG9924)


LTβR
CH2
Fc
CH3

- Fusion protein
  - Human lymphotoxin beta receptor (LTβR)
  - Fc portion of human IgG1
- Disulfide-linked glycosylated, dimeric protein

biogen idec

Page 15 February 26, 2008

Lymphtoxin ?/? Pathway is implicated in: Liver, spleen and lymph nodes Gut mucosa and Peyer's patches Surface LTa/b and LIGHT pathways LT? Receptor LT?/? (lymphotoxin) Organization of lymphoid architecture, cellular positioning, etc. Activated lymphocytes and resting B cells Stromal cells, myeloid lineage cells LIGHT Pathway is implicated in: Mucosal and hepatic inflammation HVEM Receptor LIGHT T-cell, dendritic cell activation

Surface LTα/β and LIGHT pathways

Lymphtoxin α/β Pathway is implicated in:
- *Liver, spleen and lymph nodes*
- *Gut mucosa and Peyer's patches*

LIGHT Pathway is implicated in:
- *Mucosal and hepatic inflammation*



LTα/β
(lymphotoxin)
LTβR-Ig
LIGHT
Activated lymphocytes and resting B cells
Dual Pathway Inhibitor
Stromal cells, myeloid lineage cells
LTβ Receptor
HVEM Receptor
Organization of lymphoid architecture, cellular positioning, etc.
T-cell, dendritic cell activation

biogen idec

Page 17 February 26, 2008

RA Synovium Normal Synovium Ectopic lymphoid structures Inhibition of the LT pathway can disrupt ectopic lymphoid organization and limit B- and T-cell activation. LTbR-Ig can disrupt the formation of ectopic lymphoid structures in RA synovium Synovial Ectopic Lymphoid Structures in Chronic Inflammatory Diseases Like RA

LTbR-Ig Phase 2a Data Presented Phase 2a data as poster at ACR meeting on November 9th Clinically meaningful ACR responses 8 weeks after the final 4th weekly SC dose

LTbR-Ig (baminercept alfa) Status Initiate Phase 2b RA trial in DMARD-IR mid-2007 380 patients, dose ranging trial Primary endpoint ACR50 at 3 months Initiate Phase 2b RA trial in TNF-IR mid-2007 120 patients Primary endpoint ACR50 at 3 months

Systemic Lupus Erythematosus in the US Chronic autoimmune disorder which may affect virtually any part of the body and can range in severity from mild to life- threatening An estimated 425,000 diagnosed patients in US High unmet need due to limited efficacy of current therapies Long-term use of current drugs such as Cytoxan have poor safety profile Sources: Datamonitor, Decision Resources Growth in Treated ERL and LN Patients 2007-2015 2007 630K Lupus Prevalence 425K Diagnosed Class II-V 70% 130K Mod/Severe 50% 150K 300K SLE 190K 30% LN 0 50 100 150 200 250 300 350 400 450 500 2007 2008 2009 2010 2011 2012 2013 2014 2015 Patients (,000's) Lupus Nephritis SLE Hematologic Cardio- pulmonary Neurologic Joint Dermatologic Renal Malar rash Discoid rash Photosensitivity Vasculitis Anemia Thrombocytopenia Leukopenia Arthritis Nephritis Minimal change Mesangial FSGN PGN Membranous Seizures Psychosis Immunologic Anti-DNA Anti-Ro Anti-Sm Pericarditis Pleuritis

RITUXAN / B Cell Therapies for Systemic Lupus Erythematosus / Lupus Nephritis

RITUXAN Clinical Development SLE and Lupus Nephritis Lupus Nephritis Systemic Lupus Erythematosus Phase II/III EXPLORER (n=260) Phase III LUNAR (n=140) Initiated Q2-05 Completed enrollment Q1-07 H1 2008 Initiated Q1-06 Completed enrollment Q4-07 2009 Patient Population Lupus Program Status Phase Study # of patients Data Readout RITUXAN development ongoing in SLE and LN Enrollment for both completed in 2007

BILAG Index in EXPLORER EXPLORER Primary Objective - summary To assess the efficacy of rituximab compared to placebo in achieving and maintaining clinical response based on monthly BILAG assessments to week 52 BILAG-2004 Index (Disease Activity Instrument) An index that assesses 97 clinical signs, symptoms and laboratory measures across 9 organ systems (Isenberg, et al, 2005) Categorizes activity based on severity, change over the past month and need to change therapy Clinically relevant, validated and sensitive to change Other Disease Instruments (Exploratory Assessments) SELENA-SLEDAI (Disease Activity) An index that measures disease activity in 9 organ systems over the past 10 days (Liang MH, et al, 1989) SLICC / ACR-SDI (Damage) An Index that measures damage according to 12 different systems and categories (Gladman, et al, 1996)

TYSABRI for Crohn's Disease

Crohn's Disease & Market Opportunity Crohn's Disease Chronic and progressive inflammatory disease of the gastrointestinal tract Unmet medical need as many patients fail to respond to current therapies ~500,000 CD patients in the US TYSABRI(r) Market Opportunity Estimated 40,000 - 50,000 CD patients in the US are currently being treated with a biologic therapy Sales of anti-TNF agents for CD estimated at ~$700 million in 2007 Anticipated Market Dynamics Crohn's Disease biologic market expected to grow with recent approvals Reduced immunosuppressive use with new entrants, particularly in combination with biologics Steroid sparing ability will be become more important

TYSABRI Induction Data is Comparable to Anti-TNFs Placebo N=25 5 mg/kg N=27 10 mg/kg N=28 20 mg/kg N=28 Placebo N=74 40/20 mg N=74 80/40 mg N=75 160/80 mg N=76 Placebo N=73 100 mg N=74 200 mg N=72 400 mg N=72 Placebo N=250 300 mg N=259 Observed 16 81.5 50 64.3 37 54 59 59 31.1 41.9 54.2 54.2 37 51 Targan et al. N Engl J Med. 1997;337:1029-1035. Hanauer et al. Gastroenterol. 2006;130:323-333. Schreiber et al. Gastroenterol. 2005 Sep;129:807-18 P<0.01 p=0.01 P<0.002 P=0.003 P=0.003 P<0.05 REMICADE CIMZIA HUMIRA P=0.01 P=0.007 TYSABRI P=0.001 Clinical Response at 4 weeks Competing Therapy TYSABRI Placebo

TYSABRI Maintenance Data Compares Favorably to Anti-TNFs ENACT-2 (300 mg/q4w) CHARM (40 mg/eow) ACCENT 1 (5 mg/kg q8w) REMICADE HUMIRA TYSABRI P=0.007 P<0.001 P<0.001 Remission at 1 year Competing Therapy TYSABRI Placebo

Month 6 Month 12 placebo (ITT) 30 22 natalizumab (ITT) 55 55 placebo (-IMM) 31 21 natalizumab (-IMM) 54 53 placebo (+IMM) 30 23 natalizumab (+IMM) 58 60 - IMM - IMM + IMM + IMM Month 6 Month 12 ITT ITT P ^ 0.002 for all comparisons with placebo Placebo TYSABRI Concomitant Immunosuppressives are Not Needed to Maintain Remission (171) (168) (111) (106) (60) (62) (171) (168) (111) (106) (60) (62) Note: Patient numbers are indicated in numbers in parentheses

TYSABRI Crohn's Disease TYSABRI(r) approved in US on January 14th 2008 Approved for inducing and maintaining clinical response and remission in adult patients with moderately to severely active Crohn's disease (CD) with evidence of inflammation who have had an inadequate response to, or are unable to tolerate, conventional CD therapies and inhibitors of TNF-alpha Tysabri is available to CD patients through a CD-specific risk management plan that includes participation in the mandatory TOUCH(tm) Prescribing Program Anticipated to be available to CD patients by the end of February 2008

Immunology Development Summary Biogen Idec currently has important marketed products targeting key immunologic pathways Unmet need remains in many autoimmune diseases Leveraging our core expertise in immunology, next generation projects will bring further value in autoimmune disease

Cardiopulmonary and Emerging Therapeutic Areas

Acute Heart Failure Disease Characteristics & Unmet Medical Need Heart failure patients can't pump enough blood to the body's other organs Significant morbidity and mortality Five year mortality higher than most cancers Frequent cause of hospitalizations Hyponatremia and renal complications extend the length of hospital stays and increase readmissions Limiting toxicities associated with current therapies Market Opportunity Heart failure leading cause of hospitalizations in the world Top three healthcare system cost burden (heart failure, diabetes & asthma) >1 million hospitalizations each year in the U.S. ~35% heart failure patients hyponatremic on admission Growing patient base Addressable with specialty hospital based sales force

Acute Heart Failure Therapies Current therapeutic approaches Fluid restriction to remove water Only current therapy for hyponatremic heart failure patients Diuretics remove water, but also remove sodium Can induce hyponatremia and worsen renal function Positive inotropes inhibit sodium pump, increase heart contraction strength Potential increase in the incidence of cardiac arrhythmias, other limitations Potential therapeutic improvements "Aquaretics" regulate water volume independent of sodium or other electrolytes Lixivaptan Renal protectants Adentri Combination therapies

Cardiopulmonary & Emerging Therapeutic Area Pipeline Stage Acute - Phase 2 Chronic - Phase 2 Phase 1 Market Phase 2 Phase 3 Pre-Clinical ADENTRI Indication Acute Heart Failure - IV Chronic Heart Failure - Oral Phase 2 Aviptadil Preclinical Long Acting rFactor IX Pulmonary arterial hypertension Hemophilia B Preclinical Long Acting rFactor VIII Hemophilia A Lixivaptan Acute Heart Failure with Hyponatremia Phase 3 Collaboration and Partnered Programs Internal and Licensed Programs Cardiopulmonary Emerging Therapeutic Areas

Lixivaptan

- Late stage asset lixivaptan
  - Collaboration agreement with Cardiokine announced July 2007
  - Selective oral V2 vasopressin receptor antagonist
  - Promising Phase 2 activity for hyponatremia (low plasma sodium concentration)
  - Phase 3 recently initiated
    - Randomized, placebo controlled, double blind, multicenter trial
    - Over 600 heart failure patients with hyponatremia randomized 1:1
    - Dosing titrated for each patient
    - Primary Endpoint: Increase in serum sodium
    - Special Protocol Assessment with FDA
    - Additional trials planned to begin in 2008

- Hyponatremia (plasma sodium <135 mmol/L)
  - Common complication associated with heart failure and other disorders
  - Often leads to fluid volume overload and hospitalization
  - ~1.4 million hyponatremic patients in U.S. (~60% associated with heart failure)

CARDIOKINE

biogen idec

Page 36 February 26, 2008

Cecil B. Pickett, Ph.D. President, R&D Research and Development

Safe Harbor Statement This presentation contains forward-looking statements about: the anticipated development and timing of programs in our clinical pipeline our expected filings with regulatory agencies In addition, in the course of the presentation, we may provide additional information of a forward-looking nature. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, the consequences of nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our quarterly reports on Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Proxy Communication Statement Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the "SEC"). The proxy statements and other reports, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company's 2008 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company's proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.

Agenda R and D Strengths R and D Strategy Biogen Idec Pipeline 2008 R and D Goals Q & A

Biogen Idec's R and D Strengths Strong R&D fundamentals World class biotherapeutic discovery and development organization Focused drug discovery and development efforts: Neurology Immunology Oncology Cardiopulmonary & Emerging areas Strong link between discovery research, clinical development, and strategic business units Proven track record of discovering and developing innovative molecules Extensive biologic manufacturing expertise

R and D Strategy Focus on the discovery and development of novel therapeutics to address areas of high unmet medical need Recommend six new development candidates each year: Biologics and Small Molecules Internal Discoveries and in-licensing opportunities Innovative First in Class Molecules as well as Best in Class Molecules Conduct scientifically rigorous clinical Proof of Concept experiments Execute Pivotal Registration Programs with a Global Clinical Operations Organization

Biogen Idec Pipeline Robust Pipeline: 3 new indication programs for Rituxan 5 novel phase III programs by year end 8 phase II programs 10 pre-clinical/phase I programs A good mix of biologics and small molecules Both internally discovered and in-licensed compounds in development

Biogen Idec Pipeline Late Development Program Status Indication BG-12 Phase 3 RRMS Galiximab Phase 3 Relapsed NHL Lumiliximab Phase 3 Relapsed CLL Lixivaptan Phase 3 Acute heart failure with hyponatremia Adentri (IV) Phase 3 in 2008 Acute decompensated congestive heart failure Program Status Indication Daclizumab Phase 2 RRMS CDP323 Phase 2 RRMS LTbR-Ig (baminercept alfa) Phase 2 RA M200 (volociximab) Phase 2 Solid Tumors (ovarian, NSCLC, melanoma) Hsp90 Inhibitor (2024) Phase 2 Solid Tumors (FDG-PET GIST) Aviptadil Phase 2 PAH Adentri (oral) Phase 2 Chronic heart failure BIIB14 Phase 2 Parkinson's disease

Biogen Idec Pipeline
Early Development

Program	Status	Indication
Anti-IGF-1R	Phase 1	Solid Tumors
Anti-Cripto-DM4	Preclinical	Solid Tumors
Hsp90 Inhibitor 3647	Preclinical	Solid Tumors
Tysabri (natalizumab)	Preclinical	Multiple Myeloma
Raf Inhibitor	Preclinical	Solid Tumors
CD40L-Fab	Preclinical	SLE
Anti-TWEAK	Preclinical	RA
Neublastin	Preclinical	Neuropathic Pain
Long Acting rFactor IX	Preclinical	Hemophilia B
Long Acting rFactor VIII	Preclinical	Hemophilia A

biogen idec

Feb 26, 2008

Page 9

2008 R and D Goals Advance registrational studies to achieve accelerated approval dates: Lumiliximab in relapsed CLL Lixivaptan in acute heart failure with hyponatremia BG-12 in RRMS Galiximab in relapsed NHL Adentri (IV) in ADHF Advance proof of concept programs to next decision point: BIIB14 in Parkinson's CDP323 in RRMS Baminercept alfa in RA Volociximab monotherapy in Ovarian Cancer 3rd line Hsp90 Inhibitor (2024) in GIST

2008 R and D Goals Advance early stage pipeline cont. Initiate first in human studies Anti-CRIPTO-DM4 in solid tumors Anti-IGF-1R in solid tumors Anti-TWEAK in RA Hsp90 Inhibitor (3647) in solid tumors Neublastin in neuropathic pain Long Acting rFactor IX in hemophilia B Initiate proof of concept studies: IFN-beta 1a in UC Mefloquine in PML Tysabri in multiple myeloma BG-12 in RA BG-12 in CD

Data Readouts to Year End 2008 Completed: Daclizumab Phase 2 CHOICE in Relapsing Remitting MS Baminercept Phase 2a in RA Rituxan Phase 3 SERENE in DMARD-IR RA Still to Come: Rituxan Phase 2/3 EXPLORER in SLE Rituxan Phase 2/3 OLYMPUS in Primary Progressive MS Baminercept alfa Phase 2b in RA BIIB14 Phase 2a in Parkinson's Disease Hsp90 Inhibitor (2024) Phase 1/2 in FDG-PET GIST Volociximab Phase 2 in one of several solid tumors Long Acting Factor IX Phase 1/2 in Hemophilia B Rituxan Phase 3 REACH in CLL

Summary Outstanding people at all levels in the R and D Organization Robust pipeline with important compounds at all stages of development World-class expertise in discovery and development of biologics Building capability in small molecule discovery and development NEED TO FOCUS ON ADVANCING PIPELINE